EXHIBIT 23.1

Kushner	■	Smith	■	Joanou	■	Gregson

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-43447, effective December 30, 1997) of the Onyx Acceptance Corporation of our report dated June 11, 2003, relating to the financial statements of the Onyx Acceptance Corporation 401(k) Savings Plan, which appears in this form 11-K.

Kushner, Smith, Joanou & Gregson, LLP
Orange County, California
June 30, 2003